Exhibit 10:01

THIS AGREEMENT is made on the 9th day of March, 2009

Between

ORGANA GARDENS INC. (OGI), a private Nevada Corporation,

with offices at 8804 27th Ave, N.W. Edmonton, Alberta T6K 2X4

And

SHOTGUN ENERGY CORPORATION (SEC), a publicly traded Delaware Corporation, with offices at 719 30th Ave, Pointe-Calumet Quebec, J0N 1G1

1. RECITALS

1.1 Recognizing the mutual benefits to be gained through having the assets of OGI’s present and future designs and products acquired by SEC, a publicly traded company, who in turn issue shareholders of OGI shares in SEC.

SEC and OGI enter into this Agreement and consent to the following:

2. PURPOSE

2.1 The purpose of this Agreement is to outline the terms by which SEC will acquire the assets of OGI and the terms by which OGI will transfer those assets.  Specifically, but not limited to, all designs, patents, engineering, models and intellectual properties pertaining to:

The Organa Garden System-Discovery (OGS-D) which provides for high density, high yield production for the Home Gardner. Engineered and designed for use in small farms or urban warehouses, the OGS-D provides a sustainable, continual source of agricultural products for the modern gardener.

The Organa Garden System-Enterprise (OGS-E) is a stainless steel, professional grade vertical farming hydroponics system designed for use in large-scale commercial farming and growing operations, providing for ultra-high density, high-yield production.

2.2 SEC will acquire the assets outlined in clause 2.1 and all Proprietary Information, such as, blueprints, patents, business plans, data reports, methods of doing business, contact persons, customer lists, studies findings and ideas, but not limited to these items.

2.3 SEC will provide certain of its representatives to disclose and receive those assets and Proprietary Information in a timely and organized manner.

2.4 Both parties will maintain the trade secret status of its respective assets and Proprietary Information.

3. FURTHER AGREEMENTS

3.1 Supplemental agreement(s) shall set out in detail the responsibilities of each party in respect of:

(a) Manner and basis of acquiring the assets and Proprietary Information of OGI.

(b) Participation of each of the parties on the Board of Directors and Management of SEC and OGI.

© Evaluating and implementing a business strategy to market and sell the OGI family of designs and products.

(d) any other terms and conditions necessary for the achievement of the proposal.

4. FINANCIAL CONSIDERATIONS

4.1 SEC will issue up to 25,000,000 Rule 144 shares of its common stock to OGI, to be held in trust and released based on the following terms and gross revenue requirements:

(a) Release of 10,000,000 shares of SEC upon signing this Agreement.

(b) Release of 5,000,000 shares of SEC upon attaining $1,000,000 US in gross revenue.

(c) Release of 5,000,000 shares of SEC upon attaining $2,500,000 US in gross revenue.

(d) Release of 5,000,000 shares of SEC upon attaining $4,000,000 US in gross revenue.

4.2 SEC will raise up to $500,000 US to market and fulfill the required obligations of OGI as outlined in the supplemental agreement(s) to follow.

4.3 SEC and OGI agree to allow the shares to sit in trust for a period of 5 years in order for OGI to meet its sales goals. Should the requirements in 4.1 above not be met in all or part, then all of the remaining shares will be returned back to the treasury of SEC.

5. TERM OF AGREEMENT

5.1 This Agreement shall commence on the date written above and shall continue for a period of thirty (30) days, the due diligence period, while supplementary agreements are being prepared.

5.2 This Agreement may not be terminated without the written notice of both OGI and SEC

5.3 This Agreement may be amended or varied from time to time provided that such an amendment or variation is evidenced in writing and signed by the parties.

6. EFFECTIVE DATE

6.1 This Agreement will become effective from the date first shown above.

Signatures:

/s/: Christopher Scheive

/s/: Justin Liu

_______________________

__________________________

Shotgun Energy Corporation

Organa Gardens Inc.

By its: President

By its: President

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